SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Nucor Corporation

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2100 Rexford Road       Charlotte, North Carolina 28211       Phone 704/366-7000       Fax 704/362-4208

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

ANNUAL MEETING

The 2003 annual meeting of stockholders of Nucor Corporation will be held in Morrison A & B of The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina, at 10:00 a.m. on Thursday, May 8, 2003, for the following purposes (and to conduct such other business as may properly come before the meeting):

(1)	Elect two directors for three years;

(2)	Approve the 2003 Key Employees Incentive Stock Option Plan; and

(3)	Approve the annual and long-term senior officers incentive compensation plans.

Stockholders of record at the close of business on March 10, 2003, are entitled to notice of and to vote at the meeting.

It is important that you vote. To ensure that you will be represented at the meeting, please vote by one of the three methods offered: (1) via mail by signing and promptly returning the enclosed proxy card, in the enclosed envelope; (2) via telephone using the toll-free number and instructions shown on the enclosed proxy card; or (3) via the Internet by using the website information and instructions listed on the enclosed proxy card. Your prompt attention is requested.

By order of the Board of Directors,

TERRY S. LISENBY

Chief Financial Officer, Treasurer

and Executive Vice President

March 24, 2003

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD

IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE TELEPHONE OR INTERNET.

GENERAL INFORMATION

The enclosed proxy is being solicited by the Board of Directors of Nucor Corporation (“Nucor” or the “Company”) for use at the 2003 annual meeting of stockholders to be held on Thursday, May 8, 2003, and any adjournment or postponement. The proxy may be revoked by the stockholder by letter to the Secretary of Nucor received before the meeting, or by attending and voting at the meeting.

The record date for the meeting is March 10, 2003. Only holders of record of Nucor’s common stock at the close of business on that date will be entitled to vote. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the annual meeting is necessary to constitute a quorum. As of the record date for the annual meeting, 78,182,838 shares of Nucor common stock were outstanding. Each share of common stock is entitled to one vote except with respect to the election of directors. With respect to the election of directors, each share of common stock is entitled to cumulative voting rights, which means that when voting for nominees for director each share is entitled to a number of votes equal to the number of nominees for election as directors. Accordingly, when voting for nominees for director, all of the votes a share of common stock is entitled to may be voted in favor of one nominee or the votes may be distributed among the nominees. The holders of the enclosed proxy will have the discretionary authority to cumulate votes in the election of directors.

The two director nominees receiving the highest number of all votes cast for directors will be elected. A properly submitted proxy marked “Vote Withheld” with respect to the election of one or more director nominees will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Any shares not voted with respect to a director nominee will have no effect, because the two directors receiving the highest number of all votes cast will be elected.

All other matters to be voted upon must receive affirmative votes from more than 50% of the shares that are voted to be adopted. Under the rules of the New York Stock Exchange (the “NYSE”) in effect at the time this proxy statement was printed, if you hold your shares through a broker or nominee, your broker or nominee is permitted to vote your shares on the election of directors, even if you do not instruct the broker how to vote. Your broker or nominee cannot vote your shares, however, without your instruction on how to vote on the approval of the 2003 Key Employees Incentive Stock Option Plan and the approval of the annual and long-term senior officers incentive compensation plans. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

A properly submitted proxy marked “Abstain” with respect to any matter other than election of directors will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

The shares represented by each proxy you properly submit to us will be voted by one of the individuals indicated on the proxy as you direct. If you submit a proxy but do not indicate how you wish to vote, your shares will be voted FOR the election of the two director nominees, FOR the approval of the 2003 Key Employees Incentive Stock Option Plan and FOR the approval of the annual and long-term senior officers incentive compensation plans.

The 2002 annual report of Nucor, including financial statements, is being mailed to all stockholders of record together with this proxy statement on or about March 24, 2003.

ELECTION OF DIRECTORS

Nucor’s Board of Directors is divided into three classes with two or three directors serving in each class. Each director serves for a three-year term with one class of directors being elected at each annual meeting. All directors will hold office until their successors have been duly elected and qualified.

The terms of two directors, Clayton C. Daley, Jr. and Harvey B. Gantt, will expire at this annual meeting. The Board’s Governance and Nominating Committee has recommended and the Board of Directors has nominated Mr. Daley and Mr. Gantt for reelection for three-year terms ending at the annual meeting in 2006. Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for these nominees will be voted for their election. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as Nucor’s Board of Directors may designate.

Nucor’s Board of Directors recommends a vote FOR the election of the two nominees as directors.

The following table sets forth certain information about all of the directors, including the nominees, as of February 28, 2003:

Name (and age)	Principal occupation and directorships in other public companies	Director since	Term expires

Peter C. Browning (61)	Dean, McColl Graduate School of Business (effective March 2002); Non-Executive Chairman of Nucor (effective September 2000); Former President and Chief Executive Officer (from 1998 to 2000) and President and Chief Operating Officer (from 1995 to 1998), Sonoco Products Company; Director, Wachovia Corporation, Lowe’s Companies, Inc., The Phoenix Companies, Inc., Acuity Brands, Inc., EnPro Industries, Inc. and Sykes Enterprises, Inc.	1999	2005

Clayton C. Daley, Jr. (51)	Chief Financial Officer, The Procter & Gamble Company (from 1998 to present); previously Senior Vice President (from 1998 to 1999) and Vice President and Treasurer (from 1994 to 1998), The Procter & Gamble Company	2001	2003

Daniel R. DiMicco (52)	Vice Chairman (effective June 2001); President and Chief Executive Officer (effective September 2000); previously Executive Vice President (from 1999 to 2000) and Vice President (from 1992 to 1999), Nucor Corporation	2000	2004

Harvey B. Gantt (60)	Principal Partner, Gantt Huberman Architects	1999	2003

Victoria F. Haynes (55)	President and Chief Executive Officer, Research Triangle Institute (effective 1999); Former Vice President and Chief Technical Officer, The BF Goodrich Company (from 1992 to 1999); Director, The Lubrizol Corporation	1999	2005

James D. Hlavacek (59)	Founder and Managing Director, Market Driven Management	1996	2004

Raymond J. Milchovich (53)	Chairman, President and Chief Executive Officer of Foster Wheeler Ltd. (effective 2001); Former Chairman, President and Chief Executive Officer (from 1999 to 2001), and President and Chief Operating Officer (from 1997 to 1999), Kaiser Aluminum & Chemical Corporation	2002	2004

Thomas A. Waltermire (53)	Chairman and Chief Executive Officer of PolyOne Corporation (effective 2000); Former Chairman and Chief Executive Officer (from 1999 to 2000), and Chief Operating Officer (from 1997 to 1999), The Geon Company, a predecessor of PolyOne Corporation	2003	2005

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following tables give information concerning the beneficial ownership of Nucor’s common stock by all directors, each executive officer listed in the Summary Compensation Table below, all directors and executive officers as a group, and the persons who are known to Nucor to be the owners of more than five percent of the outstanding common stock of Nucor. “Beneficial ownership” is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

Executive Officers and Directors

	Shares Owned as of February 28, 2003
Name (Note)	Sole Voting and Investment Power	Shared Voting and Investment Power	Shares Subject to Options	Total Beneficial Ownership	Percent of Class

Peter C. Browning	1,455	—	2,423	3,878	—
Clayton C. Daley, Jr.	500	—	757	1,257	—
Daniel R. DiMicco	26,117	—	31,803	57,920	0.07%
Harvey B. Gantt	800	—	1,615	2,415	—
Victoria F. Haynes	767	—	1,615	2,382	—
James D. Hlavacek	1,100	200	1,615	2,915	—
Terry S. Lisenby	19,447	—	14,854	34,301	0.04%
Hamilton Lott, Jr.	19,356	—	23,776	43,132	0.06%
Raymond J. Milchovich	—	—	—	—	—
D. Michael Parrish	19,010	—	24,568	43,578	0.06%
Joseph A. Rutkowski	21,598	170	21,803	43,571	0.06%
Thomas A. Waltermire	200	—	—	200	—
All 14 directors and executive officers as a group	123,598	2,285	152,253	278,136.36%

Note

The address for each of these individuals is c/o Nucor Corporation, 2100 Rexford Road, Charlotte, North Carolina 28211.

Principal Stockholders

Name and Address	Amount of Beneficial Ownership	Percent of Class

State Farm Mutual Automobile Insurance Company and related entities (1)	7,500,384	9.59%
One State Farm Plaza
Bloomington, Illinois 61710

(1)	Based on schedule 13G/A filed with the SEC on January 29, 2003 reporting beneficial ownership as of December 31, 2002.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of Nucor held six meetings during 2002. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which the director then served during 2002.

The Board of Directors of Nucor has three standing committees: the Audit Committee, the Compensation and Executive Development Committee, and the Governance and Nominating Committee. Each of these committees acts pursuant to a written charter adopted by the Board of Directors.

The Audit Committee.    The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the public accounting firm engaged to prepare an audit report with respect to the Company’s financial statements, and the performance of the Company’s internal audit function. Pursuant to its written charter, the Audit Committee is directly responsible for, among other things, (1) the appointment, compensation and oversight of the independent auditors for the Company, (2) approving in advance all auditing services and permitted non-auditing services to be provided by the Company’s independent auditors, (3) reviewing with the auditors the plan and scope of the audit and audit fees, (4) monitoring the adequacy of the Company’s reporting and internal controls, and (5) meeting periodically with internal and independent auditors. A copy of the Audit Committee Charter, as it was amended and restated and approved by the Board of Directors in December 2002, is included at the end of this proxy statement as Appendix A. The directors serving on the Audit Committee are Mr. Daley (Chairman), Mr. Browning, Mr. Gantt, Ms. Haynes, Mr. Hlavacek, Mr. Milchovich and Mr. Waltermire. The Audit Committee is composed entirely of outside directors who are not officers or employees of Nucor or its subsidiaries. In the opinion of the Board, these directors are independent under the current listing standards of the NYSE and free of any relationship that would interfere with their exercise of independent judgment as members of the Audit Committee. The Audit Committee held four meetings during 2002.

The Compensation and Executive Development Committee.    The Compensation and Executive Development Committee is responsible for, among other things, (1) reviewing and approving the goals and objectives relevant to the compensation of the Company’s chief executive officer and evaluating the chief executive officer’s performance against established corporate goals and objectives, (2) reviewing and evaluating the compensation of Nucor’s senior officers, including the chief executive officer, to ensure they are compensated effectively and consistently with the stated compensation strategy and that compensation is tied to the performance of the Company, (3) ensuring that the profit sharing plans for employees of Nucor are consistent with the Company’s performance and its compensation philosophy, and (4) reviewing management development and succession plans. The Board of Directors has also assigned to the Compensation and Executive Development Committee the responsibility for administering the Company’s stock option and other equity incentive compensation plans. The directors serving on this committee are Ms. Haynes (Chairman), Mr. Browning, Mr. Daley, Mr. Gantt, Mr. Hlavacek, Mr. Milchovich and Mr. Waltermire. The Compensation and Executive Development Committee is composed entirely of outside directors who are not officers or employees of Nucor or its subsidiaries. In the opinion of the Board, these directors are independent under the current listing standards of the NYSE and free of any relationship that would interfere with their exercise of independent judgment as members of the Committee. The Compensation and Executive Development Committee held seven meetings during 2002.

The Governance and Nominating Committee.    The Governance and Nominating Committee is responsible for (1) developing and recommending to the Board of Directors specific guidelines and criteria for selecting nominees for election to the Board of Directors, (2) reviewing the qualifications of and making recommendations to the Board regarding nominees for election as a director at each annual meeting of stockholders, and the nominees for directors to be elected by the Board of Directors to fill any vacancies or newly created directorships, (3) making recommendations to the Board concerning the size and composition of the Board, the size and composition of each standing committee of the Board, and the responsibilities of each standing committee of the Board of Directors, (4) overseeing and arranging the annual process of evaluating the performance of the Board of Directors and the Company’s management, and (5) developing and recommending to the Board of Directors a set of corporate governance principles for the Company. The members of the Governance and Nominating Committee are Mr. Browning (Chairman), Mr. Daley, Mr. DiMicco, Mr. Gantt, Ms. Haynes, Mr. Hlavacek, Mr. Milchovich and Mr. Waltermire. The Committee held five meetings during 2002.

Pursuant to Nucor’s bylaws, the Board of Directors or the Governance and Nominating Committee will consider nominees for directors submitted by stockholders. Stockholders wishing to submit nominations for directors must comply with the notice provisions set forth in Nucor’s bylaws, which require, among other things, that nominations be delivered to Nucor’s Corporate Secretary not less than sixty (60) and not more than ninety (90) days prior to the annual meeting. The notice must contain certain information about the nominee and the stockholder submitting the nomination.

DIRECTORS COMPENSATION

Directors who are not senior officers of Nucor are paid standard directors’ fees of $12,500 quarterly, including meeting fees. The Non-Executive Chairman of Nucor is paid $18,750 quarterly, including meeting fees. The directors who are not senior officers who serve as chairman of a Board committee receive an additional $1,250 per quarter. Directors who are not senior officers of Nucor are granted non-qualified stock options under the Company’s Non-Employee Director Equity Plan semi-annually with a target Black-Scholes annual value of $50,000. The Non-Executive Chairman is granted non-qualified stock options semi-annually with a target Black-Scholes annual value of $75,000. The exercise price of all options granted to directors is equal to 100% of the market value of Nucor common stock on the date of the grant. The options are granted on March 1 and September 1 of each year, are exercisable six months after the grant date and expire seven years after the grant date.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s report with respect to Nucor’s audited financial statements for the fiscal year ended December 31, 2002 is as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with Nucor’s management.

2.	The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees).

3.	The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence.

4.	Based on the review and the discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

The Audit Committee considers the provision of non-audit services to be compatible with maintaining the independence of PricewaterhouseCoopers LLP.

THE AUDIT COMMITTEE

Clayton C. Daley, Jr., Chairman

Peter C. Browning

Harvey B. Gantt

Victoria F. Haynes

James D. Hlavacek

Raymond J. Milchovich

Audit and Non-Audit Fees

For the fiscal year ended December 31, 2002, fees for services provided by PricewaterhouseCoopers LLP were as follows:

Audit of financial statements included in the annual report on Form 10-K and reviews of the Company’s quarterly financial statements included in the Company’s quarterly reports on Form 10-Q filed during the fiscal year.	$395,000
Other audit-related fees, including registration statements and acquisition support	319,125
All other independent accountant services, including tax-related services	17,000

REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

ON SENIOR OFFICERS COMPENSATION

The total compensation paid to Nucor’s senior officers has three components: base salary, incentive compensation awarded under Nucor’s Senior Officers Cash and Stock Incentive Compensation Plans (the “SOIC Plans”) and stock options awarded under Nucor’s Key Employees Incentive Stock Option Plans (the “Incentive Stock Plans”).

Base Salary.    The Committee reviews national surveys of the base salaries and total compensation of senior officers in manufacturing companies with sales, assets and capital comparable to Nucor. The Committee then sets the base salaries of Nucor’s senior officers at approximately 90% of the median of the base salaries for comparable positions in such other manufacturing companies. The Committee sets base salaries below the median because of the Committee’s desire to significantly orient the total pay of the senior officers towards incentive compensation and the potential for the senior officers to earn significant amounts of incentive compensation under the SOIC Plans. The Committee increased the base salaries of Nucor’s senior officers in fiscal year 2002 to bring them in line with the current 90% of median target level.

Senior Officers Cash and Stock Incentive Compensation Plans.    During fiscal year 2002, Nucor’s senior officers continued to be eligible to earn incentive compensation under Nucor’s SOIC Plans. The SOIC Plans directly link Nucor’s adjusted net earnings and the senior officers’ compensation. Adjusted net earnings for purposes of the SOIC Plans means Nucor’s consolidated net earnings for the year, after extraordinary charges and credits, but before charges and credits for income taxes and amounts awarded under the SOIC Plans. Incentive compensation is awarded under the SOIC Plans based solely on Nucor’s profitability, with a portion of the fiscal year’s adjusted net earnings in excess of an adjusted net earnings base payable to the senior officer participants, partly in cash and partly in stock. The incentive compensation awarded for each year is allocated among senior officers according to their respective base salaries.

For fiscal year 2002, the adjusted net earnings base was $240,000,000, and Nucor’s adjusted net earnings were $247,480,000, which resulted in minimal incentive compensation awards under the SOIC Plans for the year. The Committee determined that the minimal awards did not adequately compensate senior officers for their extraordinary performance and achievements during fiscal year 2002, which included successfully completing acquisitions that resulted in five additional operating steel mills as well as other ancillary facilities, making significant strides with the Castrip® process, a breakthrough thin strip casting technology, and guiding Nucor to be the most profitable steel manufacturer in North America in a difficult economy for industrial companies. Accordingly, the Committee awarded to each senior officer a discretionary cash bonus of 65% of the senior officer’s base salary, an amount which is equal to approximately 14% of the maximum award opportunity under the SOIC Plans. The Committee awarded the 65% discretionary cash bonus in lieu of the minimal incentive compensation awards that would otherwise have been made under the SOIC Plans.

Key Employees Incentive Stock Option Plans.    All of Nucor’s key employees, including its senior officers, participate in the Incentive Stock Plans. Under the Incentive Stock Plans, stock options are granted semi-annually on March 1 and September 1 each year. The number of shares subject to each semi-annual stock option grant is determined by dividing a dollar amount set by the Committee for the key employee’s position by the fair market value per share of Nucor’s common stock on the grant date. The Committee reviews the dollar amounts assigned to key employee positions from time to time and adjusts the amounts to levels that will result in option grants that are below the median for comparable positions in manufacturing companies with sales, assets and capital comparable to Nucor. The exercise price for all options granted under the Incentive Stock Plans is 100% of the market value of Nucor’s common stock on the date of grant. The options are exercisable six months after the grant date and expire seven years after the grant date. The Incentive Stock Plans provide incentive for all key employees, including the senior officers, by further identifying their interests with those of Nucor’s stockholders, since the key employees benefit only if Nucor’s stockholders benefit by increases in Nucor’s stock price.

Chief Executive Officer Compensation.    The total compensation of Nucor’s chief executive officer, like that of its other senior officers, is divided into three components: base salary, incentive compensation awarded under the SOIC Plans and stock options awarded under the Incentive Stock Plans. Based on the 90% of median base salary target established by the Committee, the Committee increased Mr. DiMicco’s annual base salary in fiscal year 2002 from $444,000 to $544,000. During fiscal year 2002, Mr. DiMicco continued to be eligible to earn incentive compensation under Nucor’s SOIC Plans. The Committee reviewed the amount of Mr. DiMicco’s 2002 award under the SOIC Plans and determined that, as was the case with Nucor’s other senior officers, the minimal incentive award did not adequately compensate Mr. DiMicco for his performance during fiscal year 2002. Accordingly, in lieu of the incentive compensation that would otherwise have been awarded to Mr. DiMicco under the SOIC Plans, the Committee awarded him a discretionary cash bonus of $321,545, equal to 65% of his base salary. During fiscal year 2002, Mr. DiMicco also participated in the Incentive Stock Plans and received option grants on March 1 and September 1 in accordance with the grant guidelines established by the Committee that are described above.

Proposed Senior Officer Incentive Compensation Plans and Stock Ownership Guidelines.    During fiscal year 2002, the Committee undertook, with the assistance of a nationally-recognized compensation consultant, a comprehensive review and redesign of the SOIC Plans. Upon the completion of the project, the Committee recommended to the Board and the Board approved new annual and long-term incentive compensation plans for Nucor’s senior officers, subject to stockholder approval, that would replace the SOIC Plans beginning in 2003. See “Approval of Annual and Long-Term Senior Officers Incentive Compensation Plans” beginning on page 14 of this proxy statement.

In connection with the review and redesign of the SOIC Plans, the Committee also recommended to the Board and the Board approved stock ownership guidelines for Nucor’s senior officers. Under these guidelines, Nucor’s senior officers have five years to achieve ownership of a specific number of shares based on the senior officer’s position. The guideline number of shares ranges from 45,000 shares for the Chief Executive Officer to 5,000 shares for Nucor’s vice presidents. The Committee will monitor each senior officer’s progress in achieving the ownership guideline each year. If the Committee determines that a senior officer is out of compliance, the Committee has the discretion to adjust the mix of award payments under Nucor’s incentive compensation plans more heavily toward stock or to take other action to cause a senior officer to achieve the guideline ownership level.

THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

Victoria F. Haynes, Chairman

Peter C. Browning

Clayton C. Daley, Jr.

Harvey B. Gantt

James D. Hlavacek

Raymond J. Milchovich

EXECUTIVE OFFICER COMPENSATION

The following table sets forth compensation information for the chief executive officer and for the other four highest-compensated executive officers whose salary and bonus exceeded $100,000 for 2002:

Summary Compensation Table

			Annual Compensation		Long-Term Compensation
Name (and age)	Principal Position(s)	Year	Base Salary	Cash Incentive Compensation	Stock Incentive Compensation (Note)		Stock Options Granted (shares)

Daniel R. DiMicco (52)	Vice Chairman, President and Chief Executive Officer	2002 2001 2000	$494,685 423,029 291,320	$321,545 — 411,550	$	— — 304,840	8,332 9,448 9,088

Terry S. Lisenby (51)	Chief Financial Officer, Treasurer and Executive Vice President (since January 2000); previously Vice President and Corporate Controller	2002 2001 2000	335,148 298,300 252,000	217,846 — 356,003		— — 263,684	6,250 7,086 7,041

Hamilton Lott, Jr. (53)	Executive Vice President (since September 1999); previously Vice President	2002 2001 2000	308,016 277,200 252,000	200,211 — 356,003		— — 263,684	5,530 6,270 7,041

D. Michael Parrish (50)	Executive Vice President (since November 1998); previously Vice President	2002 2001 2000	308,016 277,200 252,000	200,211 — 356,003		— — 263,684	5,530 6,270 7,041

Joseph A. Rutkowski (48)	Executive Vice President (since November 1998); previously Vice President	2002 2001 2000	308,016 277,200 252,000	200,211 — 356,003		— — 263,684	5,530 6,270 7,041

Note

The above-named executive officers held shares of stock, which have been issued under the Senior Officers Stock Incentive Compensation Plan, and which were restricted as to transfer at February 28, 2003 (with “value” calculated in accordance with the rules of the SEC) as follows: Mr. DiMicco, 20,206 ($840,570); Mr. Lisenby, 15,516 ($645,466); Mr. Lott, 15,677 ($652,163); Mr. Parrish, 18,633 ($775,133); and Mr. Rutkowski, 16,824 ($699,878). All but the shares of Nucor common stock that were granted to them as stock incentive compensation for fiscal year 2000 were granted to them as stock incentive compensation for years that ended prior to the three fiscal year period covered by this Summary Compensation Table.

Employment Agreements and Severance Payments

Nucor has separate employment agreements with Messrs. DiMicco, Lisenby, Lott, Parrish and Rutkowski that provide for an annual base salary and certain other benefits. Annual base salaries under these employment agreements are subject to increase or decrease in the Board of Director’s discretion. These employment agreements also provide that these executive officers are eligible to earn additional incentive compensation under Nucor’s Senior Officer Incentive Compensation Plans that are applicable to all of Nucor’s senior officers and are described elsewhere in this proxy statement.

Each of these employment agreements restricts the disclosure of confidential information and prohibits the executive officer from competing with Nucor during the 24-month period following the termination of his employment. These employment agreements also prohibit the five executive officers from encouraging Nucor customers to purchase steel or steel products from one of Nucor’s competitors or encouraging any of Nucor’s employees to terminate their employment relationship with Nucor. Each employment agreement further provides that any inventions, designs or other ideas conceived by the executive officer during his employment with Nucor will be assigned to Nucor.

Under each of these employment agreements, the executive officer that is a party to the agreement will be entitled to receive in consideration of his agreement not to compete a cash payment following his termination of employment with Nucor for any reason other than death. Subject to the exceptions described below, the amount, if any, payable to an executive officer under his employment agreement in consideration for his covenant not to compete will be paid in 24 monthly installments following his termination. The amount of each monthly installment will be equal to the product of 3.36 times the executive officer’s highest base salary during the twelve months immediately preceding the termination of his employment, divided by twelve. If, however, an executive officer that is receiving monthly installment payments dies within twelve months of his date of termination of employment, Nucor will pay his estate the monthly payments only through the end of the first twelve months following termination of his employment. Nucor’s obligation to make the monthly installment payments to an executive officer under his employment agreement will terminate automatically and immediately if the executive officer dies twelve or more months following termination of his employment.

Each of these five executive officers with whom Nucor has employment agreements is also entitled to receive severance payments following termination of his employment or his resignation, death or retirement under a general severance policy adopted by the Board of Directors that applies to all senior officers of Nucor. The amount of severance payments to be received by a particular executive officer or, in the case of his death while employed by Nucor his estate, will depend upon his age at the time of his termination, resignation, retirement or death and the length of his service with Nucor. If the executive officer is younger than 55, he, or his estate, will be entitled to receive a severance payment equal to the greater of (A) one month of his base salary for each year of service to Nucor with a minimum severance payment of six months’ base salary or (B) the value of the total number of his shares of Nucor common stock that remain forfeitable pursuant to the terms of the Senior Officer Incentive Compensation Plans. If the executive officer is 55 or older, he, or his estate, will be entitled to receive a severance payment equal to one month of his base salary for each year of service to Nucor with a minimum severance payment of six months’ base salary. Nucor’s executive officers will become fully vested in their forfeitable Nucor stock when they turn 55.

The following tables set forth stock option information for the chief executive officer and for the four other highest-compensated executive officers whose salary and bonus exceeded $100,000 for 2002:

Stock Option Grants in 2002 (Note)

	Stock Options Granted in 2002					Potential Realizable Value
Name	Number of Shares	Percent of Total Granted to All Employees		Exercise Price	Expiration Date	5% Annual Stock Price Appreciation	10% Annual Stock Price Appreciation

Daniel R. DiMicco	3,842 4,490	0.8 1.0	% %	$57.25 48.99	February 28, 2009 August 31, 2009	$89,544 89,548	$208,675 208,685

Terry S. Lisenby	2,882	0.6%		57.25	February 28, 2009	67,169	156,533
	3,368	0.7%		48.99	August 31, 2009	67,171	156,537

Hamilton Lott, Jr.	2,550 2,980	0.6 0.7	% %	57.25 48.99	February 28, 2009 August 31, 2009	59,432 59,433	138,501 138,503

D. Michael Parrish	2,550	0.6%		57.25	February 28, 2009	59,432	138,501
	2,980	0.7%		48.99	August 31, 2009	59,433	138,503

Joseph A. Rutkowski	2,550 2,980	0.6 0.7	% %	57.25 48.99	February 28, 2009 August 31, 2009	59,432 59,433	138,501 138,503

Note

188 key employees, including executive officers, participate in Nucor’s Key Employees Incentive Stock Option Plans, pursuant to which stock options are granted at 100% of the market value on the date of grant. During 2002, key employees, other than the above-named executive officers, were granted stock options for 423,474 shares (93% of the total stock options granted to all employees), at the same exercise prices and expiration dates as the above-named executive officers. The potential realizable value of stock options granted to these other key employees was $9,076,253 at 5% annual stock price appreciation and $21,151,536 at 10% annual stock price appreciation.

Stock Option Exercises in 2002

and Year-End 2002 Stock Option Data (Note)

	Stock Options Exercised in 2002		Number of Unexercised Stock Options at Year-End 2002		“Value” of Unexercised In-the-Money Stock Options at Year-End 2002
Name	Shares Acquired	“Value” Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Daniel R. DiMicco	1,891	$17,358	27,313	4,490	$36,173	$—

Terry S. Lisenby	11,329	228,769	11,486	3,368	—	—

Hamilton Lott, Jr.	871	1,786	20,796	2,980	25,651	—

D. Michael Parrish	871	10,243	21,588	2,980	25,651	—

Joseph A. Rutkowski	3,636	87,157	18,823	2,980	11,439	—

Note

“Value” (calculated in accordance with the rules of the SEC) is the excess of the market price over the exercise price. During 2002, key employees, other than the above-named executive officers, acquired 333,644 shares on exercise of stock options. At year-end 2002, these other key employees had 1,121,257 unexercised stock options, 887,544 of which were exercisable and 233,713 were unexercisable. At year-end 2002, these other key employees had unexercised in-the-money stock options, with a “value” of $661,907 for exercisable stock options, and $0 for unexercisable stock options. The “value” of unexercised in-the-money stock options is calculated using the last published price per share at which Nucor common stock was traded on December 31, 2002 ($41.30).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding shares of Nucor’s common stock that may be issued under Nucor’s equity compensation plans as of December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c)
Equity compensation plans approved by security holders	1,238,061	$47.82	1,291,962
Equity compensation plans not approved by security holders (Note)	8,025	$49.80	291,525

	1,246,086	$47.84	1,583,487

Note

Represents shares issuable under the Company’s Non-Employee Director Equity Plan.

STOCK PERFORMANCE GRAPH

This graphic comparison assumes the
investment of $100 in Nucor Corporation common stock, $100 in the S&P 500 Index, and $100 in the S&P Steel Group Index, all at year-end 1997. The resulting cumulative total return assumes that cash dividends were reinvested. Nucor common stock comprised 51% of the S&P Steel Group Index at year-end 2002 (28% at year-end 1997).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires that our executive officers and directors file reports of their ownership and changes in ownership of Nucor common stock on Forms 3, 4 and 5 with the SEC and NYSE. The Company has reviewed such reports received by it and written representations from its executive officers and directors. Based solely on such review, the Company believes that all filings were timely made in 2002. In February 2003, James M. Coblin filed a Form 5 reporting the beneficial ownership of 23 shares of Nucor common stock in his Employee Stock Ownership Plan account that were inadvertently omitted from his Form 3 filed in January 2000.

PROPOSAL 2

APPROVAL OF 2003 KEY EMPLOYEES INCENTIVE STOCK OPTION PLAN

The Board of Directors recommends a vote FOR the proposal.

Nucor expects to grant all available options remaining under its 1997 Key Employees Incentive Stock Option Plan before the next annual meeting of stockholders. Accordingly, Nucor’s Board of Directors has approved a new Plan for submission to the stockholders for approval at this annual meeting. Under the new Plan, options for a maximum of 5,000,000 shares of Nucor common stock may be granted during the period from July 1, 2003 through June 30, 2010. The maximum number of shares of Nucor common stock with respect to which options may be granted to any key employee or officer during a calendar year is 100,000 shares. A copy of the new Plan is included at the end of this proxy statement as Appendix B.

The purpose of the new Plan, as was the purpose of the 1997 Plan, is to provide greater incentive for key employees to maximize Nucor’s profits by encouraging them to purchase stock on a basis mutually advantageous to both the key employees and Nucor. The new Plan should also help to retain key employees and attract outstanding new key employees, as needed, in competition with other industrial firms that also have stock option plans.

Under the new Plan, options may be granted to key employees of Nucor or any subsidiary, including officers and directors. No options may be granted, however, to any person owning, at the date of grant, more than 2% of the combined voting power or value of all classes of stock of Nucor or a subsidiary. If any option granted expires or terminates without being fully exercised, the unpurchased shares shall again become available for grant of options. The exercise price of all options granted must be 100% of the fair market value of Nucor common stock on the date of grant. The Compensation and Executive Development Committee specifies at the time options are granted under the new Plan when the options will become exercisable. Under the Committee’s current option guidelines, options become exercisable six months after the grant date. The new Plan is intended to comply with the “performance based compensation” requirements of Section 162(m) of the Code.

The new Plan contains the same anti-dilution provisions in connection with stock dividends, stock splits, combinations, mergers or other comparable corporate events as the 1997 Plan. The new Plan is to be administered by the members of the Compensation and Executive Development Committee who are “outside directors” of Nucor within the meaning of Internal Revenue Code Section 162(m)(4)(C)(i). Under the new Plan, there is no formula for allocation of options or the grant of options at any particular time or to any particular individual, and more than one option may be granted to the same individual. Options granted may be for a term of not more than seven years, shall be exercisable during the optionee’s lifetime only by the optionee, are non-transferable during the life of the optionee, and after optionee’s death are transferable only by will or the laws of descent and distribution.

Both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) may be granted under the new Plan. Under existing tax laws, an employee granted an option under the new Plan will not realize any taxable income when the option is granted and Nucor will not receive a tax deduction. When an ISO is exercised, no taxable income is recognized by the employee nor is a tax deduction available to Nucor. When a NQSO is exercised, the spread between the exercise price and the fair market value of the acquired shares at the time of exercise is ordinary income to the employee, and Nucor then receives a tax deduction.

Nucor’s Board of Directors recommends a vote FOR approval of the new Plan. Unless otherwise specified, proxies will be voted FOR the new Plan.

PROPOSAL 3

APPROVAL OF ANNUAL AND LONG-TERM SENIOR OFFICERS INCENTIVE COMPENSATION PLANS

The Board of Directors recommends a vote FOR the proposal.

During fiscal year 2002, the Compensation and Executive Development Committee undertook, with the assistance of a nationally-recognized compensation consultant, a comprehensive review and redesign of Nucor’s senior officer compensation arrangements, including Nucor’s Senior Officer Incentive Compensation Plans (the “SOIC Plans”). Upon the conclusion of the project, the Compensation and Executive Development Committee recommended to the Board of Directors that the SOIC Plans be replaced beginning in fiscal year 2003 by two new incentive compensation plans for senior officers: the Nucor Corporation Senior Officers Annual Incentive Plan and the Nucor Corporation Senior Officers Long-Term Incentive Plan. Nucor’s Board of Directors approved both plans, subject to stockholder approval. The Board reserved a total of 1,000,000 shares of Nucor’s common stock for issuance under the plans based upon an estimate of the number of shares that will be issued under the plans between 2003 and 2007 assuming incentive compensation awards under the plans during those years average 50% of the maximum award and all senior officers exercise the maximum deferral election available under the Annual Incentive Plan. The actual number of shares issued under the plans during that period will depend upon Nucor’s financial performance and whether and the extent to which senior officers elect to defer payment of incentive awards under the Annual Incentive Plan. A copy of each plan is included at the end of this proxy statement as Appendices C and D. The plans are intended to comply with the “performance based compensation” requirements of Section 162(m) of the Internal Revenue Code. Therefore, compensation awarded under the plans should be fully deductible by Nucor for federal income tax purposes.

Annual Incentive Plan

The Nucor Corporation Senior Officers Annual Incentive Plan (the “AIP”) is intended to provide competitive annual incentive compensation to Nucor’s senior officers based on two performance measures:

•	Nucor’s return on average stockholders’ equity; and

•	the growth in Nucor’s net sales.

A senior officer can earn an incentive award of up to a total of 300% of the senior officer’s base salary for significant achievement under both measures. Seventy-five percent (75%) of the maximum incentive award (i.e., up to 225% of base salary) is available for award based on Nucor’s return on average stockholders’ equity. The remaining 25% of the maximum award (i.e., up to 75% of the senior officer’s base salary) is available for award based on a comparison of Nucor’s net sales growth with the net sales growth of the members of a steel industry peer group.

The maximum incentive compensation available for award based on Nucor’s return on average stockholders’ equity (i.e., 225% of base salary) will be awarded under the AIP to senior officers if Nucor achieves a return on average stockholders’ equity of 20% or more. Each year, the Compensation and Executive Development Committee will set a threshold return on average stockholders’ equity of between 3% and 7% that must be achieved before any incentive compensation will be awarded under the AIP. The AIP contains an objective formula for determining incentive compensation awards for returns between the threshold level set by the Committee and 20%.

Each year, the Compensation and Executive Development Committee will also designate not less than five steel industry competitors as the members of the peer group for the net sales growth comparison and the amount of incentive compensation that will be awarded for levels of Nucor’s net sales growth when ranked against the peer group members.

If Nucor has no reported net earnings for a fiscal year, no incentive compensation will be awarded under the AIP. In addition, the Compensation and Executive Development Committee may reduce incentive compensation awards in its discretion so long as the same percentage reduction is made to each senior officer’s incentive compensation award.

To encourage greater Nucor stock ownership, senior officers have the opportunity to defer payment of up to one-half of any incentive award under the AIP. The amount of the deferred award will be converted into Nucor common stock units and credited to a deferral account. The AIP provides a deferral incentive to the senior officers by providing for the crediting of additional common stock units to the deferral account equal to 25% of the number of common stock units attributable to the amount of any incentive award the senior officer deferred. The senior officer will receive dividend equivalent payments based on the total number of common stock units credited to the deferral account. The senior officer will be fully vested in the common stock units attributable to the deferred incentive award. The additional common stock units attributable to the deferral incentive provided by the AIP will become vested upon the senior officer’s attainment of age 55 while employed or in the event the senior officer dies or becomes disabled before age 55 while employed. The vested common stock units will be distributed to the senior officer in the form of Nucor common stock following the senior officer’s retirement or other termination of employment.

Long-Term Incentive Plan

Long-term incentive compensation under the Nucor Corporation Senior Officers Long-Term Incentive Plan (the “LTIP”) is intended to increase senior management’s focus on Nucor’s long-term performance relative to that of its principal competitors in the steel industry and of certain other high performing companies. In general, performance periods under the LTIP commence every January 1 and last for 3 years.

The target award under the LTIP for each performance period is a number of shares of Nucor common stock. The number of shares is determined by dividing 85% of each senior officer’s annual base salary by the closing price of Nucor common stock on the day immediately preceding the first day of the performance period. For example, the number of shares comprising the target award for a senior officer with a base salary of $200,000 would be computed as follows – assuming the market price of Nucor stock was $45 on the day immediately preceding the first day of the performance period: $200,000 x 85% = $170,000/45 = 3,777 shares. The maximum award that a senior officer may earn under the LTIP is equal to 200% of the number of shares in the target award.

Fifty percent of the LTIP award for a performance period will be based on Nucor’s return on average invested capital for the performance period relative to the return on average invested capital of its principal competitors in the steel industry. The remaining 50% of the award will be based on Nucor’s return on average invested capital for the performance period relative to the return on average invested capital of high-performing companies in capital intensive industries. Each year, the Compensation and Executive Development Committee will designate not less than 5 steel industry competitors as the members of the steel industry peer group and not less than 10 companies as the members of the high-performing peer group. The Committee will also specify the amount of incentive compensation that will be awarded for levels of Nucor’s return on average invested capital when ranked against the respective peer group members.

If Nucor has no reported net earnings for a performance period, no incentive compensation will be awarded under the LTIP. In addition, the Compensation and Executive Development Committee may reduce incentive compensation awards in its discretion so long as the same percentage reduction is made to each senior officer’s incentive compensation award.

The value of 50% of the shares comprising a senior officer’s award under the LTIP will be paid in cash at the end of the performance period. The remaining 50% of the shares comprising the senior officer’s award will be paid to the senior officer in the form of restricted shares of Nucor’s common stock. One-third of these restricted shares will become vested upon each of the first three anniversaries of the award date, provided the senior officer remains employed through each vesting date, or, if earlier, upon the senior officer’s attainment of age 55, death or disability. Senior officers have the opportunity to defer payment of the restricted stock portion of the performance award under the LTIP until the senior officer’s retirement or other termination of employment.

Nucor’s Board of Directors recommends a vote FOR approval of the AIP and LTIP. Unless otherwise specified, proxies will be voted FOR the AIP and LTIP.

OTHER MATTERS

Discretionary Voting by Proxy Holders

Nucor’s Board of Directors does not intend to present any matters to the 2003 annual meeting of stockholders other than as set forth above, and knows of no other matter to be brought before the meeting. However, if any other matter comes before the meeting, or any adjournment or postponement, the matter may be excluded by Nucor as untimely or the persons named in the enclosed proxy may vote such proxy on the matter according to their best judgment.

Stockholder Proposals

Any stockholder proposal intended to be included in Nucor’s proxy statement for its 2004 annual meeting of stockholders must be received by Nucor not later than November 25, 2003. Any stockholder proposal intended to be presented at the 2004 annual meeting of stockholders, but that will not be included in the proxy statement, must be received by Nucor at least 60 days before the date of such meeting. The 2004 annual meeting of stockholders is expected to be held on May 13, 2004. Any proposals not received before this deadline may be excluded from the meeting.

Independent Accountants

Nucor’s financial statements are audited by PricewaterhouseCoopers LLP. A representative of that firm will be present at the meeting with an opportunity to make a statement and answer appropriate questions.

Solicitation and Expenses

Nucor will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the Proxy Statement, the proxy and any additional soliciting materials sent by Nucor to stockholders. Nucor has retained the services of Georgeson Shareholder to assist in the solicitation of proxies from Nucor’s stockholders. The fees to be paid to Georgeson Shareholder by Nucor for these services are not expected to exceed $10,000, plus reasonable out-of-pocket expenses. Further, Nucor may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of Nucor’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Solicitation by officers and employees of Nucor may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation.

By order of the Board of Directors,

DANIEL R. DIMICCO

Vice Chairman, President and

Chief Executive Officer

March 24, 2003

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD

IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE TELEPHONE OR INTERNET.

Appendix A

NUCOR CORPORATION  AUDIT COMMITTEE CHARTER

Membership

The Audit Committee shall be comprised of at least three directors, each of whom and its chairperson shall meet the independence, experience and expertise requirements of the New York Stock Exchange (the “NYSE”). At least one member of the Audit Committee shall be a “financial expert” as defined in rules promulgated by the Securities and Exchange Commission (“the Commission”). The members of the Committee and its chairperson are selected by the Board upon the recommendation of the Governance and Nominating Committee. The members shall serve at the pleasure of the Board for such term or terms as the Board shall determine.

Purpose

The Audit Committee shall assist the Board in oversight of:

1)	the integrity of the Company’s financial statements,

2)	the Company’s compliance with legal and regulatory requirements,

3)	the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report with respect to the Company’s financial statements (the “Independent Auditors”), and

4)	the performance of the Company’s internal audit function and the Independent Auditors.

The Audit Committee’s purpose is also to prepare the report required by rules of the Commission to be included in the Company’s annual proxy statement.

Duties and Responsibilities

The Audit Committee shall be directly responsible for the appointment, compensation, and oversight of the work of the Independent Auditors employed by the Company for the purpose of preparing or issuing an audit report on the Company’s financial statements or related work. The Committee shall also be directly responsible for terminating the Independent Auditors if the members of the Audit Committee determine it is necessary to do so. In addition, the Audit Committee shall approve in advance all auditing services and permitted non-auditing services to be provided by the Independent Auditors except as the requirement for advance approval may be waived in accordance with subparagraph (B) of Section 10A(i)(l) of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rules promulgated by the Commission. To the extent that the Exchange Act or rules adopted by the Commission and the corporate governance listing standards of the NYSE allow the Audit Committee to delegate its authority to approve permitted non-audit services that management believes should be provided by the Independent Auditors, the Audit Committee may delegate its authority to approve such services to its Chairperson; provided, however, any such services approved by its Chairperson shall be presented to the full Audit Committee at its next regularly scheduled meeting.

At least annually, the Audit Committee shall obtain and review a report by the Company’s Independent Auditors describing the following: the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the Independent Auditors and the Company.

The Audit Committee shall require the Independent Auditor to provide it with timely reports regarding:

1)	Critical accounting policies and practices;

2)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments;

3)	Any accounting disagreements between the Independent Auditor and management; and

4)	Other material written communications between the Independent Auditor and management.

A-1

Both the Independent Auditors and the Company’s internal auditors shall have full access to members of the Audit Committee. Likewise, the Audit Committee members shall have full access to both the Independent Auditors and the Company’s internal auditors. To ensure such access and to permit its members to perform their oversight function most effectively, the Audit Committee shall meet separately, at least quarterly, with management, with the manager of internal audit (or other personnel responsible for the internal audit function), and with the Independent Auditors to review the adequacy of the Company’s internal controls, changes in accounting policies, and the quality of financial reporting and to discuss any other issues warranting Audit Committee attention.

At its periodic meetings, the Audit Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the Independent Auditors, including the Company’s disclosures in its periodic reports to the Commission made under the section of those reports captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee shall also review with the Independent Auditor any audit problems or difficulties the Independent Auditor encountered in the course of the audit work, including any restrictions on the scope of the Independent Auditor’s activities or on access to requested information, and any significant disagreements with management, and management’s response. The Audit Committee is directly responsible for the resolution of disagreements between management and the Independent Auditors regarding financial reporting.

The Audit Committee shall report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditors, or the performance of the internal audit function. The Audit Committee has the authority to retain its own, independent legal, accounting or other advisers to carry out its duties, including the compensation to be paid to them, which shall be funded by the Board.

The Audit Committee shall review and discuss with the Company’s management the Company’s quarterly earnings press releases in advance of their release; provided, however, the initial review and discussion of such materials with management may be conducted by the Chairperson alone provided that such discussions and any actions taken are reviewed with the full Audit Committee at its next regularly scheduled meeting. The Audit Committee shall review and discuss with management the financial information and earnings guidance provided from time to time by the Company’s management to analysts and rating agencies. The Audit Committee shall also discuss with management and revise, if necessary, guidelines and policies governing the process by which the Company’s management handles its responsibility to assess and manage the Company’s exposure to financial risks.

The Audit Committee shall establish policies regarding the hiring by the Company of employees or former employees of the Independent Auditors that are consistent with the requirements of the Exchange Act, any rules adopted by the Commission or any requirements of the NYSE.

The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Meetings

The Committee will meet at least four times per year, and pursuant to the Bylaws of the Company with regard to notice and waiver. The chairperson will preside, when present, at all meetings of the Committee. Written minutes of the meeting will be filed in the Company records. Reports of the Committee will be made to the Board at the next regularly scheduled meeting of the Board following the Committee meeting, including any recommendations of the Committee to be approved or otherwise acted upon by the full Board.

Annual Performance Evaluation

The Audit Committee shall annually evaluate its own performance and report to the Board the conclusions the members reach with regard to the Audit Committee’s performance of its duties and responsibilities.

A-2

Appendix B

NUCOR CORPORATION

2003 KEY EMPLOYEES INCENTIVE STOCK OPTION PLAN

1.	PURPOSES: The purposes of this Plan are to provide greater incentive for key employees, to attract and retain key employees of outstanding competence, and to further the identity of interests of key employees with those of Nucor Corporation’s stockholders.

2.	DURATION: This Plan shall commence on July 1, 2003 and shall terminate on June 30, 2010.

3.	NUMBER OF SHARES: The total number of shares of Nucor Corporation’s common stock, which may be issued upon exercise of options granted under this Plan is five million (5,000,000).

4.	ADMINISTRATION AND GRANTING OF OPTIONS: This Plan shall be administered by the members of the Compensation and Executive Development Committee of the Board of Directors (the “Committee”) who are “outside directors” of Nucor Corporation within the meaning of Internal Revenue Code Section 162(m)(4)(C)(i). The Committee may authorize the granting of options under terms and conditions not inconsistent with this Plan.

5.	OPTIONEES: Options may be granted under this Plan only to key employees and officers of Nucor Corporation or a subsidiary, including key employees and officers who are members of the Board of Directors of Nucor Corporation or a subsidiary. No optionee may own (directly or indirectly), at the date of grant, more than two percent (2%) of the total combined voting power or value of all classes of stock of Nucor Corporation or a subsidiary. In addition, the maximum number of shares of Nucor Corporation common stock with respect to which options may be granted to a key employee or officer during a calendar year is one hundred thousand (100,000) shares.

6.	OPTION PRICE: The exercise price of options granted under this Plan shall be one hundred percent (100%) of the fair market value of Nucor Corporation’s common stock on the date of grant.

7.	OPTION TERM: The term of each option granted under this Plan shall not exceed seven (7) years from the date of grant.

8.	EXERCISABILITY: Options granted under this Plan shall be exercisable during the optionee’s lifetime only by the optionee.

9.	TRANSFERABILITY: Options granted under this Plan shall be transferable only by will or the laws of descent and distribution.

10.	OTHER PROVISIONS: (a) If any options under this Plan expire or terminate without being fully exercised, the unpurchased shares shall again become available for grant of options under this Plan. (b) The number or kind of shares which may be issued under this Plan, and in appropriate circumstances the price per share, shall be equitably adjusted (with respect to options granted and to be granted) for stock dividends, splits or combinations, mergers, reorganizations, liquidations or other comparable corporate events. Any such adjustments shall be made by Nucor Corporation’s Board of Directors in good faith and shall be binding on all optionees. (c) This Plan may be amended by Nucor Corporation’s Board of Directors at any time, provided that no amendments shall increase the number of shares in Paragraph 3 or change the optionees in Paragraph 5, unless approved by Nucor Corporation’s stockholders. (d) Except for adjustments made pursuant to Section 10(b), neither Nucor Corporation’s Board of Directors nor the Committee shall have the discretion or authority, without stockholder approval, to reduce or decrease the exercise price for any outstanding option, cancel an outstanding option for the purpose of replacing or regranting such option with an exercise price that is less than the original exercise price of the option or otherwise reduce the exercise price of an outstanding option.

B-1

Appendix C

NUCOR CORPORATION

SENIOR OFFICERS ANNUAL INCENTIVE PLAN

Effective January 1, 2003

Table of Contents

ARTICLE I	INTRODUCTION	1
ARTICLE II	DEFINITIONS	1
ARTICLE III	ADMINISTRATION	2
ARTICLE IV	PERFORMANCE AWARDS	2
4.1	Performance Awards	2
4.2	Performance Award Payments	3
4.3	Deferrals of Performance Awards	3
ARTICLE V	MISCELLANEOUS	5
5.1	Amendment or Termination	5
5.2	Assignability	5
5.3	Source of Benefits	5
5.4	No Promise of Continued Employment	5
5.5	Applicable Law	5
5.6	Stockholder Approval	5

ARTICLE I

INTRODUCTION

Nucor Corporation hereby adopts and establishes the Nucor Corporation Senior Officers Annual Incentive Plan to provide annual incentive compensation to senior officers based on the performance of Nucor Corporation consistent with the “performance based compensation” requirements of Section 162(m) of the Code.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

“Adjusted Net Earnings” for a Performance Period means the consolidated net earnings reported by the Company and its subsidiaries for the Performance Period in accordance with generally accepted accounting principles, before reported extraordinary items, but after charges or credits for taxes measured by income and Performance Awards under this Plan and performance awards under the Nucor Corporation Senior Officers Long-Term Incentive Plan.

“Average Stockholders’ Equity” for a Performance Period means the average of the Stockholders’ Equity of the Company as of the last day of the immediately preceding Performance Period and the last day of each fiscal month in the Performance Period.

“Beneficiary” means the person or persons designated by the Eligible Employee who are to receive any amounts payable under the Plan following the death of the Eligible Employee.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Nucor Corporation, a Delaware corporation.

“Compensation” means the base salary paid or payable to an Eligible Employee for a Performance Period, before reduction pursuant to any plan or agreement of the Company whereby compensation is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125. Compensation shall not include any other form of compensation, whether taxable or non-taxable, including, but not limited to, annual or long-term incentive compensation, commissions, gains from the exercise or vesting of stock options, restricted stock or other equity-based awards or other forms of additional compensation.

“Committee” means all members of the Compensation and Executive Development Committee of the Board of Directors who are “outside directors” of the Company within the meaning of Section 162(m)(4)(C)(i) of the Code.

“Deferral Account” means the individual bookkeeping account maintained by the Company for an Eligible Employee to record the Eligible Employee’s Deferral Amounts and Deferral Incentive credits.

“Deferral Agreement” means the agreement or agreements entered into by an Eligible Employee which specify the Eligible Employee’s Deferral Amount.

“Deferral Amount” means the amount of a Performance Award that an Eligible Employee elects to defer under the Deferral Agreement.

“Deferral Incentive” means the incentive amount the Company will credit to an Eligible Employee’s Deferral Account pursuant to Section 4.3(b) based on the Eligible Employee’s Deferral Amount.

“Eligible Employee” means an Employee who is designated as the Chairman or a Vice Chairman of the Board or the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice President or a Vice President of the Company and any other Employee who is a senior officer of the Company and designated by the Committee as an Eligible Employee.

“Employee” means any person, including a member of the Board, employed by the Company on a regular, full-time basis.

“Net Sales” means the consolidated net sales reported by the Company and its subsidiaries for a Performance Period in accordance with generally accepted accounting principles.

“Peer Group” for a Performance Period means a group of not less than five (5) steel industry competitors designated by the Committee not later than ninety (90) days after the beginning of the Performance Period.

“Performance Award” means the incentive compensation awarded and payable to an Eligible Employee pursuant to Section 4.1 for the Performance Period.

“Performance Period” means the fiscal year of the Company beginning on January 1 and ending on December 31.

“Plan” means the Nucor Corporation Senior Officers Annual Incentive Plan, as set forth herein and as amended from time to time.

“Return on Average Stockholders’ Equity” for a Performance Period means an amount, expressed as a percentage, determined by dividing (a) the Company’s Adjusted Net Earnings for the Performance Period by (b) the Company’s Average Stockholders’ Equity for the Performance Period.

“Revenue Growth” for a Performance Period means the percentage increase in the Company’s Net Sales for the Performance Period over the immediately preceding Performance Period.

“Stockholders’ Equity” means the sum of (a) issued capital stock, (b) additional paid-in capital and (c) earnings retained in the business and reserves created by appropriations therefrom, minus the cost of treasury stock, all as shown in the Company’s consolidated balance sheet.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Committee upon all matters within its scope of authority shall be final and conclusive on all persons.

ARTICLE IV

PERFORMANCE AWARDS

4.1	Performance Awards

(a)     Maximum Performance Awards. The maximum Performance Award that may be made to an Eligible Employee for a Performance Period shall be three hundred percent (300%) of the Eligible Employee’s Compensation for the Performance Period. Seventy-five percent (75%) of the maximum Performance Award for a Performance Period (i.e., 225% of the Eligible Employee’s Compensation for the Performance Period) shall be available for award based on the Company’s Return on Average Stockholders’ Equity for the Performance Period in accordance with Section 4.1(b). Twenty-five percent (25%) of the maximum Performance Award for a Performance Period (i.e., 75% of the Eligible Employee’s Compensation for the Performance Period) shall be available for award based on the Company’s relative Revenue Growth for the Performance Period in accordance with Section 4.1(c).

(b)    Performance Awards Based on Return on Average Stockholders’ Equity. The maximum Performance Award of two hundred twenty-five percent (225%) of each Eligible Employee’s Compensation for a Performance Period shall be awarded under this Section 4.1(b) if the Company’s Return on Average Stockholders’ Equity for the Performance Period equals or exceeds twenty percent (20%). Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, a threshold Return on Average Stockholders’ Equity for the Performance Period of not less three percent (3%) and not more than seven percent (7%) which must be achieved by the Company before any Performance Awards may be made under this Section 4.1(b) for the Performance Period. In the event the threshold Return on

Average Stockholders’ Equity established by the Committee for a Performance Period is achieved by the Company, a Performance Award of twenty percent (20%) of each Eligible Employee’s Compensation for the Performance Period shall be awarded under this Section 4.1(b). In the event the Return on Average Stockholders’ Equity for a Performance Period exceeds the threshold established by the Committee for a Performance Period but is less than twenty percent (20%), the amount of the Performance Award, expressed as a percentage of each Eligible Employee’s Compensation for the Performance Period, awarded under this Section 4.1(b) for the Performance Period shall be determined by linear interpolation.

(c)    Performance Awards Based on Relative Revenue Growth. Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, the amounts of the Performance Awards that will be made to each Eligible Employee, expressed as a percentage of the Eligible Employee’s Compensation for the Performance Period up to the maximum Performance Award of seventy-five percent (75%) of the Eligible Employee’s Compensation that may be awarded under this Section 4.1(c), for levels of Revenue Growth for the Performance Period when ranked against the revenue growth of the members of the Peer Group for the Performance Period, provided, however, the Committee’s designation of the amount of the Performance Award for each rank shall provide approximately linear progression from the minimum to the maximum award that may be made under this Section 4.1(c). The Company’s Peer Group ranking under this Section 4.1(c) and the corresponding annual Performance Awards shall be based on the most recent four (4) fiscal quarters of available financial information for a Peer Group member.

(d)    Reduction or Forfeiture of Performance Awards. Notwithstanding the foregoing:

(i)    if the Company has no reported net earnings for a Performance Period, no Performance Awards will be made with respect to the Performance Period; and

(ii)    the Committee in its sole and exclusive discretion may reduce (including a reduction to zero) the amount of the Performance Awards otherwise payable to Eligible Employees under the Plan for a Performance Period, provided the same percentage reduction is made to all of the Performance Awards otherwise payable for the Performance Period.

4.2	Performance Award Payments

Subject to an Eligible Employee’s election in accordance with Section 4.3 to defer the payment of a Performance Award, an Eligible Employee’s Performance Award shall be paid by the Company to the Eligible Employee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the later of (i) the completion of the independent audit of the Company’s financial statements for the Performance Period or (ii) the date the Committee certifies in writing the amount of Performance Awards payable under Section 4.1.

4.3	Deferrals of Performance Awards

(a)    Deferral Agreement. Each Eligible Employee may elect, by entering into a Deferral Agreement with the Company, to defer any portion up to fifty percent (50%) (in increments of ten percent (10%)) of the Performance Award otherwise payable to the Eligible Employee for a Performance Period. To be effective to defer the payment of a Performance Award, an Eligible Employee must complete and return a Deferral Agreement to the Company in accordance with procedures established by the Committee for such purpose prior to the beginning of the Performance Period; provided, however, (i) Deferral Agreements for the deferral of Performance Awards for the first Performance Period commencing January 1, 2003 may be completed within thirty (30) days of the Committee’s notification of Eligible Employees of their eligibility to participate in the Plan and to defer Performance Awards hereunder and (ii) an Employee who first becomes an Eligible Employee during a Performance Period may enter into a Deferral Agreement for the deferral of a Performance Award for the Performance Period within thirty (30) days of the date the Eligible Employee is notified of his or her eligibility to participate in the Plan. The amount of any Performance Award that is deferred pursuant to the Eligible Employee’s Deferral Agreement is referred to in the Plan as the Deferral Amount.

An Eligible Employee’s Deferral Agreement shall be effective for one Performance Period. Therefore, an Eligible Employee must complete and sign a Deferral Agreement and return the agreement to the representative of the Company designated by the Committee prior to the beginning of each Performance Period for which a deferral of a Performance Award is intended to be made.

(b)    Deferral Accounts; Deferral Incentive. An Eligible Employee’s Deferral Amount shall be converted to a number of common stock units determined by dividing the Deferral Amount by the closing price at which shares of the Company’s common stock are sold regular way on the New York Stock Exchange on the date the Deferral Amount would otherwise be paid to the Eligible Employee. Such common stock units shall be credited to a Deferral Account established and maintained on the books and records of the Company. In the event an Eligible Employee defers a Performance Award under the Plan, the Company shall credit a Deferral Incentive in the form of additional common stock units to the Eligible Employee’s Deferral Account. The number of common stock units comprising the Deferral Incentive for an Eligible Employee shall be determined by multiplying twenty-five percent (25%) by the number of common stock units resulting from the conversion of the Eligible Employee’s Deferral Amount into common stock units.

(c)    Dividend Equivalent Payments; Adjustments to Common Stock Units. The Company shall pay to each Eligible Employee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to shares of the Company’s common stock a dividend equivalent payment equal to the number of common stock units credited to the Eligible Employee’s Deferral Account as of the record date for such dividend multiplied by the per share amount of the dividend.

In the event a dividend with respect to shares of the Company’s common stock shall be declared and paid in additional shares or in the event the outstanding shares of the Company’s common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation or changed into or exchanged for cash or property or the right to receive cash or property, then the Committee shall in its discretion equitably adjust the common stock units credited to the Deferral Accounts under the Plan to prevent substantial dilution or enlargement of the rights of Eligible Employees under the Plan.

(d)    Vesting. An Eligible Employee shall be fully vested in the portion of the Eligible Employee’s Deferral Account attributable to the Eligible Employee’s Deferral Amounts. An Eligible Employee shall become fully vested in the portion of the Eligible Employee’s Deferral Account attributable to the Company’s Deferral Incentives upon attainment of age fifty-five (55) while employed by the Company or in the event the Eligible Employee dies or becomes disabled while employed by the Company. In the event an Eligible Employee terminates employment prior to attaining age fifty-five (55) for any reason other than death or disability, the portion of the Eligible Employee’s Deferral Account that is not vested shall be forfeited.

(e)    Payment of Deferral Accounts. The vested portion of an Eligible Employee’s Deferral Account shall be paid to the Eligible Employee as soon as practicable following the termination of the Eligible Employee’s employment with the Company for any reason. The form of payment shall be one share of the Company’s common stock for each common stock unit credited to the vested portion of the Deferral Account and cash for any fractional unit. An Eligible Employee may elect a single sum payment of the Eligible Employee’s Deferral Account or payment in installments over a term certain of not more than five (5) years. An Eligible Employee may change the method of payment by electing a new payment method at least twelve (12) full calendar months prior to the termination of the Eligible Employee’s employment with the Company. Payment election changes submitted less than twelve (12) full calendar months prior to the termination of an Eligible Employee’s employment with the Company shall be null and void. In the event an Eligible Employee fails to make a valid method of payment election, distribution of the Eligible Employee’s Deferral Account shall be made in a single sum payment of shares of Company common stock and cash for any fractional unit credited to the Deferral Account.

(f)    Payment Following Death. An Eligible Employee may designate and change at any time the Beneficiary who is to receive distribution of the vested portion of the Participant’s Deferral Account in the event of the Eligible Employee’s death. Any such designation or change shall not be effective until received by the representative of the Company designated by the Committee. If an Eligible Employee has not properly designated a Beneficiary, if for any reason such designation shall not be legally effective, or if the designated Beneficiary shall predecease the Eligible Employee, then the Eligible Employee’s estate shall be treated as the Beneficiary.

In the event of an Eligible Employee’s death prior to distribution of all common stock units credited to the Eligible Employee’s Deferral Account, the Eligible Employee’s Beneficiary shall receive a distribution of the vested portion of such units (in the form of shares of Company common stock and cash for any fractional unit credited to the Deferral Account) as soon as practicable following the Participant’s death in a single sum payment.

ARTICLE V

MISCELLANEOUS

5.1	Amendment or Termination

The Board expressly reserves for itself and for the Committee the right and the power to amend or terminate the Plan at any time. Unless the Committee otherwise expressly provides at the time the action is taken, no Performance Awards shall be paid to any Eligible Employee on or after the date of any termination of the Plan.

5.2	Assignability

Eligible Employees shall not alienate, assign, sell, transfer, pledge, encumber, attach, mortgage, or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce or the Eligible Employee’s, or any other person’s, bankruptcy or insolvency.

5.3	Source of Benefits

The Company shall make any cash payments due under the terms of this Plan directly from its assets or from any trust that the Company may choose to establish and maintain from time to time. Shares of the Company’s common stock that may be issued under the Plan may be either authorized and unissued shares or shares which have been reacquired by the Company. Nothing contained in this Plan shall give or be deemed to give any Eligible Employee or any other person any interest in any property of any such trust or in any property of the Company, nor shall any Eligible Employee or any other person have any right under this Plan not expressly provided by the terms hereof, as such terms may be interpreted and applied by the Committee in its discretion.

5.4	No Promise of Continued Employment

Nothing in this Plan or in any materials describing or relating to this Plan grants, nor should it be deemed to grant, any person any employment right, nor does participation in this Plan imply that any person has been employed for any specific term or duration or that any person has any right to remain in the employ of the Company.

5.5	Applicable Law

The Plan shall be construed in accordance with and governed by the laws of the State of North Carolina.

5.6	Stockholder Approval

The effectiveness of the Plan shall be subject to its approval and ratification by the stockholders of the Company at the 2003 annual meeting of stockholders.

Appendix D

NUCOR CORPORATION

SENIOR OFFICERS LONG-TERM INCENTIVE PLAN

Effective January 1, 2003

Table of Contents

ARTICLE I	INTRODUCTION	1
ARTICLE II	DEFINITIONS	1
ARTICLE III	ADMINISTRATION	2
ARTICLE IV	PERFORMANCE AWARDS	3
4.1	Performance Awards	3
4.2	Performance Award Payments	3
4.3	Deferrals of Restricted Stock Performance Awards	4
ARTICLE V	MISCELLANEOUS	5
5.1	Amendment or Termination	5
5.2	Assignability	5
5.3	Source of Benefits	5
5.4	No Promise of Continued Employment	5
5.5	Applicable Law	5
5.6	Stockholder Approval	5

ARTICLE I

INTRODUCTION

Nucor Corporation hereby adopts and establishes the Nucor Corporation Senior Officers Long-Term Incentive Plan to provide incentive compensation to senior officers based on Nucor Corporation’s long-term performance relative to that of its principal competitors in the steel industry and of certain other high-performing companies, consistent with the “performance based compensation” requirements of Section 162(m) of the Code.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

“Adjusted Net Earnings” for a Performance Period means the consolidated net earnings reported by the Company and its subsidiaries for the Performance Period in accordance with generally accepted accounting principles, before reported extraordinary items, but after charges or credits for taxes measured by income and Performance Awards under this Plan and performance awards under the Nucor Corporation Senior Officers Annual Incentive Plan.

“Average Invested Capital” for a Performance Period means the average of the Invested Capital of the Company as of the last day of the immediately preceding Performance Period and the last day of each fiscal quarter in the Performance Period.

“Beneficiary” means the person or persons designated by the Eligible Employee who are to receive any amounts payable under the Plan following the death of the Eligible Employee.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Nucor Corporation, a Delaware corporation.

“Compensation” means the annual base salary rate paid or payable to an Eligible Employee as of the beginning of a Performance Period, before reduction pursuant to any plan or agreement of the Company whereby compensation is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125. Compensation shall not include any other form of compensation, whether taxable or non-taxable, including, but not limited to, annual or long-term incentive compensation, commissions, gains from the exercise or vesting of stock options, restricted stock or other equity-based awards or other forms of additional compensation.

“Committee” means all members of the Compensation and Executive Development Committee of the Board of Directors who are “outside directors” of the Company within the meaning of Section 162(m)(4)(C)(i) of the Code.

“Deferral Account” means the individual bookkeeping account maintained by the Company for an Eligible Employee to record the deferral of the Eligible Employee’s Restricted Stock Performance Award.

“Deferral Agreement” means the agreement or agreements entered into by an Eligible Employee which provide for the deferral of the Eligible Employee’s Restricted Stock Performance Award for a Performance Period.

“Eligible Employee” means an Employee who is designated as the Chairman or a Vice Chairman of the Board or the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice President or a Vice President of the Company and any other Employee who is a senior officer of the Company and designated by the Committee as an Eligible Employee.

“Employee” means any person, including a member of the Board, employed by the Company on a regular, full-time basis.

“High-Performing Peer Group” for a Performance Period means a group of not less than ten (10) high-performing companies in capital intensive industries designated by the Committee not later than ninety (90) days after the beginning of the Performance Period.

“Invested Capital” means the sum of (a) long-term debt (comprising bonds, debentures and promissory notes having a maturity at the time of execution of more than one (1) year), (b) issued capital stock, (c) additional paid-in capital and (d) earnings retained in the business and reserves created by appropriations therefrom, minus the cost of treasury stock, all as shown in the Company’s consolidated balance sheet.

“Performance Award” means the incentive compensation awarded and payable to an Eligible Employee pursuant to Section 4.1 for the Performance Period.

“Performance Period” means:

(a)    the one (1) fiscal year period commencing on the January 1 coinciding with or immediately preceding the date an Eligible Employee commences participation in the Plan and ending on the immediately succeeding December;

(b)    the two (2) fiscal year period commencing on the January 1 coinciding with or immediately preceding the date an Eligible Employee commences participation in the Plan and ending on December 31 of the immediately succeeding fiscal year; and

(c)    each period of three (3) consecutive fiscal years of the Company commencing on the January 1 coinciding with or immediately preceding the date an Eligible Employee commences participation in the Plan and on each January 1 thereafter.

“Plan” means the Nucor Corporation Senior Officers Long-Term Incentive Plan, as set forth herein and as amended from time to time.

“Restricted Stock Performance Award” is defined in Section 4.2.

“Return on Average Invested Capital” for a Performance Period means an amount, expressed as a percentage, determined by dividing (a) the Company’s Adjusted Net Earnings for the Performance Period by (b) the Company’s Average Invested Capital for the Performance Period.

“Steel Peer Group” for a Performance Period means a group of not less than five (5) steel industry competitors designated by the Committee not later than ninety (90) days after the beginning of the Performance Period.

“Target Performance Award” for an Eligible Employee for a Performance Period means that number of shares of the Company’s common stock determined by dividing (a) eighty-five percent (85%) of the Eligible Employee’s Compensation for the Performance Period by (b) the closing price at which shares of the Company’s common stock are sold regular way on the New York Stock Exchange on the last trading day immediately preceding the beginning of the Performance Period. The Target Performance Award shall not be rounded up or down to a whole number of shares.

Notwithstanding the foregoing, in the event an Eligible Employee commences participation in the Plan effective as of any day other than January 1 or if the employment of an Eligible Employee is terminated during a Performance Period on or after the Eligible Employee attains age fifty-five (55) or due to the Eligible Employee’s death or disability, then in either of such events, the Eligible Employee’s Target Performance Award shall be adjusted by multiplying such Target Performance Award by a fraction, the numerator of which is number of complete calendar months during the Performance Period that the Eligible Employee was employed by the Company and participating in the Plan, and the denominator of which is the total number of calendar months in the Performance Period.

ARTICLE III

ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Committee upon all matters within its scope of authority shall be final and conclusive on all persons.

ARTICLE IV

PERFORMANCE AWARDS

4.1	Performance Awards

(a)    Maximum Performance Awards. The maximum Performance Award that may be made to an Eligible Employee with respect to any Performance Period shall be two (2) times the Eligible Employee’s Target Performance Award for the Performance Period. All Performance Awards under the Plan shall be based on the Company’s relative Return on Average Invested Capital in accordance with Section 4.1(b).

(b)    Awards Based on Relative Return on Average Invested Capital.

(i)    Steel Peer Group.    Fifty percent (50%) of the maximum Performance Award for a Performance Period (i.e., 100% of the number of shares of the Company’s common stock comprising the Eligible Employee’s Target Performance Award for the Performance Period) shall be available for award based on the Company’s Return on Average Invested Capital for the Performance Period relative to the return on average invested capital of each company in the Steel Peer Group for the Performance Period. Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, the amounts of the Performance Awards that will be made to each Eligible Employee, expressed as a percentage of the number of shares comprising the Eligible Employee’s Target Performance Award for the Performance Period, for levels of Return on Average Invested Capital for the Performance Period when ranked against the return on average invested capital of the members of the Steel Peer Group for the Performance Period.

(ii)    High-Performing Peer Group.    The remaining fifty percent (50%) of the maximum Performance Award for a Performance Period (i.e., 100% of the number of shares of the Company’s common stock comprising the Eligible Employee’s Target Performance Award for the Performance Period) shall be available for award based on the Company’s Return on Average Invested Capital for the Performance Period relative to the return on average invested capital of each company in the High-Performing Peer Group for the Performance Period. Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, the amounts of the Performance Awards that will be made to each Eligible Employee, expressed as a percentage of the number of shares comprising the Eligible Employee’s Target Performance Award for the Performance Period, for levels of Return on Average Invested Capital for the Performance Period when ranked against the return on average invested capital of the members of the High-Performing Peer Group for the Performance Period.

The Committee’s designation of the amount of the Performance Award for the Company’s rankings against the Steel Peer Group and the High-Performing Peer Group shall provide approximately equal progression in the amount of the award from the minimum to the maximum amount that may be awarded under Sections 4.1(b)(i) and (ii). The Company’s Steel Peer Group and High-Performing Peer Group rankings shall be based on the most recent available financial information for the members of the Steel Peer Group and High-Performing Peer Group.

(c)    Reduction or Forfeiture of Performance Awards. Notwithstanding the foregoing:

(i)    if the Company has no reported net earnings for a Performance Period, no Performance Awards will be made with respect to the Performance Period;

(ii)    the Committee in its sole and exclusive discretion may reduce (including a reduction to zero) the amount of the Performance Awards otherwise payable to Eligible Employees under the Plan for a Performance Period, provided the same percentage reduction is made to all of the Performance Awards otherwise payable for the Performance Period; and

(iii)    if the employment of an Eligible Employee is terminated during a Performance Period prior to the Eligible Employee’s attainment of age fifty-five (55) for any reason other than the Eligible Employee’s death or disability, the Eligible Employee shall not receive any Performance Award under the Plan for the Performance Period.

4.2	Performance Award Payments

An Eligible Employee’s Performance Award shall be paid by the Company to the Eligible Employee within thirty (30) days after the later of (i) the completion of the independent audit of the Company’s financial statements for the Performance Period or (ii) the date the Committee certifies in writing the amount of Performance Awards payable under Section 4.1. The value of fifty percent (50%) of the shares comprising an Eligible Employee’s Performance Award for a Performance Period, determined by multiplying the number of such shares by the closing price at which shares of the Company’s common stock are sold regular way on the New York Stock Exchange on the last trading day of the Performance Period, shall be paid to the Eligible Employee in cash, less applicable payroll and withholding taxes. Subject to an Eligible Employee’s election in accordance with Section 4.3 to defer payment of the remaining portion of the Performance Award, the remaining fifty percent (50%) of the shares comprising the Eligible Employee’s Performance Award (the “Restricted Stock Performance Award”) shall be delivered to the Eligible Employee. The Restricted Stock Performance Award shares shall become vested in the Eligible Employee upon the Eligible Employee’s attainment of age fifty-five (55) while employed by the Company, in the event the Eligible Employee dies or becomes disabled while employed by the Company or, if earlier, in installments based on the Eligible Employee’s continued employment with the Company through each of the following vesting dates:

Vesting Date	Vested Portion of Restricted Stock Performance Award
1st anniversary of payment date	33 1/3%
2nd anniversary of payment date	66 2/3%
3rd anniversary of payment date	100%

In the event an Eligible Employee’s employment with the Company terminates for any reason, the Eligible Employee shall, for no consideration, forfeit to the Company coincident with such termination all shares in the Restricted Stock Performance Award that have not become vested in the Eligible Employee.

4.3	Deferrals of Restricted Stock Performance Awards

(a)    Deferral Agreement. Each Eligible Employee may elect, by entering into a Deferral Agreement with the Company, to defer payment of all (and not less than all) of the Restricted Stock Performance Award otherwise payable to the Eligible Employee for a Performance Period. To be effective to defer the payment of a Restricted Stock Performance Award, an Eligible Employee must complete and return a Deferral Agreement to the Company in accordance with procedures established by the Committee for such purpose prior to the beginning of the Performance Period; provided, however, (i) Deferral Agreements for the deferral of Restricted Stock Performance Awards for the Performance Periods commencing January 1, 2003 may be completed within thirty (30) days of the Committee’s notification of Eligible Employees of their eligibility to participate in the Plan and to defer Restricted Stock Performance Awards hereunder and (ii) an Employee who first becomes an Eligible Employee during a Performance Period may enter into a Deferral Agreement for the deferral of a Restricted Stock Performance Award for the Performance Period within thirty (30) days of the date the Eligible Employee is notified of his or her eligibility to participate in the Plan.

An Eligible Employee’s Deferral Agreement shall be effective for one Performance Period. Therefore, an Eligible Employee must complete and sign a Deferral Agreement and return the agreement to the representative of the Company designated by the Committee prior to the beginning of each Performance Period for which a deferral of a Restricted Stock Performance Award is intended to be made.

(b)    Deferral Accounts. In the event an Eligible Employee defers the payment of a Restricted Stock Performance Award, the number of shares comprising such award shall be converted into an equivalent number of common stock units, and such units shall be credited to a Deferral Account established and maintained in the Eligible Employee’s name on the books and records of the Company.

(c)    Dividend Equivalent Payments; Adjustments to Common Stock Units. The Company shall pay to each Eligible Employee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to shares of the Company’s common stock a dividend equivalent payment equal to the number of common stock units credited to the Eligible Employee’s Deferral Account as of the record date for such dividend multiplied by the per share amount of the dividend.

In the event a dividend with respect to shares of the Company’s common stock shall be declared and paid in additional shares or in the event the outstanding shares of the Company’s common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation or changed into or exchanged for cash or property or the right to receive cash or property, then the Committee shall in its discretion equitably adjust the common stock units credited to the Deferral Accounts under the Plan to prevent substantial dilution or enlargement of the rights of Eligible Employees under the Plan.

(d)    Vesting. An Eligible Employee shall become vested in the common stock units credited to the Eligible Employee’s Deferral Account in accordance with the vesting provisions of Section 4.2 that would have applied to the Restricted Stock Performance Award shares from which such units were derived. In the event an Eligible Employee terminates employment prior to attaining age fifty-five (55) for any reason other than death or disability, the common stock units credited to the Eligible Employee’s Deferral Account that are not vested shall be forfeited.

(e)    Payment of Deferral Accounts. The vested portion of an Eligible Employee’s Deferral Account shall be paid to the Eligible Employee as soon as practicable following the termination of the Eligible Employee’s employment with the Company for any reason. The form of payment shall be one share of the Company’s common stock for each common stock unit credited to the vested portion of the Deferral Account and cash for any fractional unit. An Eligible Employee may elect a single sum payment of the Eligible Employee’s Deferral Account or payment in installments over a term certain of not more than five (5) years. An Eligible Employee may change the method of payment by electing a new payment method at least twelve (12) full calendar months prior to the termination of the Eligible Employee’s employment with the Company. Payment election changes submitted less than twelve (12) full calendar months prior to the termination of an Eligible Employee’s employment with the Company shall be null and void. In the event an Eligible Employee fails to make a valid method of payment election, distribution of the Eligible Employee’s Deferral Account shall be made in a single sum payment of shares of Company common stock and cash for any fractional unit credited to the Deferral Account.

(f)    Payment Following Death. An Eligible Employee may designate and change at any time the Beneficiary who is to receive distribution of the vested portion of the Participant’s Deferral Account in the event of the Eligible Employee’s death. Any such designation or change shall not be effective until received by the representative of the Company designated by the Committee. If an Eligible Employee has not properly designated a Beneficiary, if for any reason such designation shall not be legally effective, or if the designated Beneficiary shall predecease the Eligible Employee, then the Eligible Employee’s estate shall be treated as the Beneficiary.

In the event of an Eligible Employee’s death prior to distribution of all common stock units credited to the Eligible Employee’s Deferral Account, the Eligible Employee’s Beneficiary shall receive a distribution of the vested portion of such units (in the form of shares of Company common stock and cash for any fractional unit credited to the Deferral Account) as soon as practicable following the Participant’s death in a single sum payment.

ARTICLE V

MISCELLANEOUS

5.1	Amendment or Termination

The Board expressly reserves for itself and for the Committee the right and the power to amend or terminate the Plan at any time. Unless the Committee otherwise expressly provides at the time the action is taken, no Performance Awards shall be paid to any Eligible Employee on or after the date of any termination of the Plan.

5.2	Assignability

Eligible Employees shall not alienate, assign, sell, transfer, pledge, encumber, attach, mortgage, or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce or the Eligible Employee’s, or any other person’s, bankruptcy or insolvency.

5.3	Source of Benefits

The Company shall make any cash payments due under the terms of this Plan directly from its assets or from any trust that the Company may choose to establish and maintain from time to time. Shares of the Company’s common stock that may be issued under the Plan may be either authorized and unissued shares or shares which have been reacquired by the Company. Nothing contained in this Plan shall give or be deemed to give any Eligible Employee or any other person any interest in any property of any such trust or in any property of the Company, nor shall any Eligible Employee or any other person have any right under this Plan not expressly provided by the terms hereof, as such terms may be interpreted and applied by the Committee in its discretion.

5.4	No Promise of Continued Employment

Nothing in this Plan or in any materials describing or relating to this Plan grants, nor should it be deemed to grant, any person any employment right, nor does participation in this Plan imply that any person has been employed for any specific term or duration or that any person has any right to remain in the employ of the Company.

5.5	Applicable Law

The Plan shall be construed in accordance with and governed by the laws of the State of North Carolina.

5.6	Stockholder Approval

The effectiveness of the Plan shall be subject to its approval and ratification by the stockholders of the Company at the 2003 annual meeting of stockholders.

                                     NUCOR

PROXY          2100 Rexford Road, Charlotte, North Carolina 28211
                    Phone (704) 366-7000 Fax (704) 362-4208

Proxy  solicited on behalf of Board of Directors of Nucor  Corporation  for 2003 annual  meeting of  stockholders,  to be held at 10:00 A.M. on Thursday,  May 8,
2003,  in  Morrision A and B of the Park Hotel,  2200 Rexford  Road,  Charlotte,
North Carolina.
  Daniel R. DiMicco and Terry S. Lisenby, or either of them, with power of substitution, are appointed proxies to vote all shares of the undersigned at the
2003 annual meeting of stockholders, and any adjournment, on the following proposals, as set forth in the proxy statement, and upon such other matters as may properly come before the meeting:
     1. Elect two directors for three years
     2. Approve the 2003 Key Employees Incentive Stock Option Plan
     3. Approve the annual and long-term senior officers incentive  compensation plans
This proxy will be voted FOR each proposal, unless otherwise indicated.
                         ---

                     PLEASE SIGN AND DATE ON THE OTHER SIDE

                       ANNUAL MEETING OF STOCKHOLDERS OF
                                     NUCOR
                                  May 8, 2003

                           PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the     COMPANY NUMBER __________
----
envelope provided as soon as possible.
                -OR-                                  ACCOUNT NUMBER __________
TELEPHONE - Call toll-free 1-800-PROXIES from
---------
any touch-tone telephone and follow the instuc-       CONTROL NUMBER __________
tions. Have your control number and proxy card
available when you call.
                -OR-
INTERNET - Access "www.voteproxy.com" and
--------
follow the on-screen instructions. Have your control
number available when you access the web page.

             Please detach and mail in the envelope provided IF you
                 are not voting via telephone or the Internet.
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        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  X
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                                                                                                              FOR  AGAINST  ABSTAIN
1. Elect as directors the two nominees                    2. Approve the 2003 Key Employees Incentive Stock
                                                             Option Plan                                     [ ]    [ ]      [ ]
                        NOMINEES:
[ ] FOR ALL NOMINEES    [ ]  Clayton C. Daley, Jr.
                        [ ]  Harvey B. Gantt              3. Approve the annual and long-term senior officers [ ]    [ ]      [ ]
                                                             incentive compensation plans
[ ] WITHHOLD AUTHORITY
    FOR ALL NOMINEES                                         This proxy will be voted FOR the proposals unless otherwise indicated. If you wish to follow the recommendation of
[ ] FOR ALL EXCEPT                                           Nucor's Board of Directors, it is not necessary to check any of
    (See instructions below)                                 the boxes.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ( )
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To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via
this method.                                                              [ ]
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Signature of Stockholder                           Date:            Signature of Stockholder                          Date:
                         -------------------------      -----------                         -------------------------      ---------
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.